Exhibit 23.01




               We consent to the incorporation by reference in this registration statement of Cable Michigan, Inc. on Form S-8 of our report dated June 30, 1997, on our audits of the consolidated financial statements of Cable Michigan, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in Cable Michigan Inc.'s Registration Statement on Form 10. We also consent to the reference to our Firm under the caption "Experts".





Coopers & Lybrand L.L.P.
Philadelphia, Pennsylvania
October 14,1997